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                                                                   Exhibit 10.58

CONTACT:          Liz Merritt, Rural/Metro Corporation
                           (480) 606-3337

                           Morgen-Walke Associates
                           Investor Relations:       Jim Byers
                           (415) 296-7383
                           Media Relations: Christopher Katis
                           (415) 296-7383
                           Wire Services:            Eric Gonzales
                           (212) 850-5600

              RURAL/METRO CORPORATION GRANTED BANK WAIVER EXTENSION

         SCOTTSDALE, ARIZ. (Oct. 18, 2000) - Rural/Metro Corporation (Nasdaq:
RURL) announced today it has been granted an extension of its waiver of covenant compliance under its revolving credit facility, through January 31, 2001.

         Jack Brucker, President and Chief Executive Officer, said, "We have maintained an excellent working relationship with our lenders, evidenced by their confidence in our ability to continue to build upon our fundamental strength as a national leader in our industry."

         Terms of the waiver are unchanged from the prior waiver period. The Company will continue to accrue an additional 2 percent interest expense, with cash payment deferred through the waiver period. The Company will continue to work toward a long-term agreement on its revolving credit facility.

         Brucker continued, "We have demonstrated to our lenders during the last nine months that Rural/Metro is a strong operating company that provides necessary and vital services to a growing segment of the population. We have made great strides to improve our balance sheet, increase cash flow, enhance the quality of our revenue and service our debt. We believe our future is bright, and the Company will continue to gain strength through the effective management of positive cash flow."

                                     (more)

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         Rural/Metro Corporation provides mobile healthcare services, including emergency and non-emergency ambulance transportation, fire protection and other safety-related services to municipal, residential, commercial and industrial customers in more than 400 communities throughout the United States and Latin America.

         Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the long-term success of the Company's restructuring initiative, the ability to continue discussions with its lenders, to secure a permanent lending facility, improve operating margins, expedite the collection process, and effectively manage working capital requirements, and other factors and risks disclosed from time to time in the Company's SEC reports and filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements (including statements concerning the status of negotiations with its lenders) for revisions or changes after the date of this press release.

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